Exhibit 21.1

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
Automation Communications Engineering Corporation	United States (LA)
Beijing Viasat Science and Technology Co., Ltd.	China
C.S.G. Cyprus Space Gateways Ltd	Cyprus
Carmel Comunicaciones, S.A. de C.V.	Mexico
ComPetro Communications Holdings, LLC	United States (DE)
ComPetro Communications, LLC	United States (DE)
ComPetro Comunicações Holdings do Brasil, Ltda.	Brazil
Connect Bidco Limited	Guernsey
Connect Finco SARL	Luxembourg
Connect Midco Limited	Guernsey
Connect Sub-Topco Limited	Guernsey
Connect Topco Limited	Guernsey
Connect U.S. Finco LLC	United States (DE)
Engreen India Private Limited	India
Engreen, Inc.	United States (CA)
Euro Broadband Infrastructure Sàrl	Switzerland
Euro Broadband Services S.r.l.	Italy
Europasat Limited	England and Wales
Flysurfer Colombia S.A.S	Colombia
Flysurfer-Ecuador S.A.	Ecuador
Inmarsat Australia Pty Limited	Australia
Inmarsat BH d.o.o	Bosnia and Herzegovina
Inmarsat Brasil Satélites LTDA	Brazil
Inmarsat Commercial Services Inc.	United States (DE)
Inmarsat Communications Company LLC	United Arab Emirates
Inmarsat DOOEL Skopje	North Macedonia, Republic of
Inmarsat Finance III Limited	England and Wales
Inmarsat Finance Limited	England and Wales
Inmarsat Germany GmbH	Germany
Inmarsat Global Japan KK	Japan
Inmarsat Global Limited	England and Wales
Inmarsat Government, Inc.	United States (DE)
Inmarsat Group Holdings Inc.	United States (DE)
Inmarsat Group Holdings Limited	England and Wales
Inmarsat Group Limited	England and Wales
Inmarsat Hellas Satellite Services	Greece
Inmarsat Holdings (Cyprus) Limited	Cyprus
Inmarsat Holdings Limited	England and Wales
Inmarsat Hong Kong Limited	Hong Kong
Inmarsat Inc.	United States (DE)
Inmarsat India Private Limited	India
Inmarsat Investments B.V.	Netherlands
Inmarsat Investments Limited	England and Wales
Inmarsat KK	Japan
Inmarsat Leasing (Two) Limited	England and Wales
Inmarsat Licenses (Canada) Inc.	Canada
Inmarsat Maritime Ventures Limited	England and Wales
Inmarsat Navigation Ventures Limited	England and Wales
Inmarsat New Ventures Limited	England and Wales
Inmarsat New Zealand Limited	New Zealand
Inmarsat SA	Switzerland
Inmarsat Satellite Services S.R.L	Romania

Inmarsat Services Limited	England and Wales
Inmarsat Solutions (Canada) Inc./Solutions Inmarsat (Canada) Inc.	Canada
Inmarsat Solutions (Shanghai) Co. Limited	China
Inmarsat Solutions (US) Inc	United States (DE)
Inmarsat Solutions AS	Norway
Inmarsat Solutions B.V.	Netherlands
Inmarsat Solutions doo Beograd-Novi Boegrad	Serbia
Inmarsat Solutions ehf.	Iceland
Inmarsat Solutions Global Limited	England and Wales
Inmarsat Solutions Limited	England and Wales
Inmarsat Solutions Pte. Limited	Singapore
Inmarsat Solutions SA (PTY) Limited	South Africa
Inmarsat Spain S.A.	Spain
Inmarsat Trustee Company Limited	England and Wales
Inmarsat Turkey Telekomünikasyon Limited Sirketi	Turkey
Inmarsat Ventures SE	Luxembourg
Intelie Solucoes em Informatica S.A.	Brazil
Intelie, Inc.	United States (DE)
IOM Licensing Holding Company Limited	Isle of Man
ISAT Global Xpress OOO	Russian Federation
ISAT US Inc.	United States (DE)
JSAT Mobile Communications Inc.	Japan
LandTel Communications, L.L.C.	United States (LA)
LandTel, Inc.	United States (DE)
mmWaveBroadband Co.	United States (DE)
Munaicom LLP	Kazakhstan
Navario (UK) Limited	England and Wales
Orgtec, S. de R.L.de C.V.	Mexico
PT ISAT	Indonesia
PT Viasat Communications Indonesia	Indonesia
Rig Net Middle East L.L.C.	Oman
Rig Net Qatar W.L.L	Qatar
RigNet Angola, Limitada	Angola
RigNet AP Facilities & Services Limited	Nigeria
RigNet AS	Norway
RigNet Australia Pty Limited	Australia
RigNet BRN Sdn Bhd.	Brunei
RigNet de México, S de R.L. de C.V.	Mexico
RigNet Ghana Limited	Ghana
RigNet Global Holdings S.a.r.l.	Luxembourg
RigNet Holdings, LLC	United States (DE)
RigNet Luxembourg Holdings S.a.r.l.	Luxembourg
RigNet Middle East - FZE	United Arab Emirates
RigNet Mobile Solutions Limited	Scotland
RigNet Mozambique, Limitada	Mozambique
RigNet Newco, Inc.	United States (DE)
RigNet Pte Ltd	Singapore
RigNet Sdn. Bhd.	Malaysia
RigNet Serviços de Telecomunicações Brasil, Ltda.	Brazil
RigNet UK Holdings Limited	Scotland
RigNet UK Limited	Scotland
RigNet(CA), Inc.	Canada
RigNet, Inc.	United States (DE)

RigNet, Inc. (Limited Liability One Person Company)	Saudi Arabia
RNSAT Servicios de México, S. de R.L. de C.V.	Mexico
Safety Controls, Inc.	United States (LA)
Shabakat Rafedain AI Iraq AI Jadeed for Trade in Communication Equipment and Devices LLC	Iraq
Skylogic d.o.o.	Croatia
Skylogic Espana S.L.U.	Spain
Skylogic Eurasia İletişim Sanayi ve Ticaret Ltd. Şti	Turkey
Skylogic Finland OY	Finland
Skylogic France SAS	France
Skylogic Germany GmbH	Germany
Skylogic Hellas Ε.Π.Ε.	Greece
Stratos Government Services, Inc.	United States (DE)
SuperSatcom Pte. Ltd	Singapore
TrellisWare Technologies, Inc.	United States (DE)
V3 Tanzania Limited	Tanzania
Viasat (Cambodia) Co., Ltd.	Cambodia
Viasat (IOM) Limited	Isle of Man
Viasat Antenna Systems S.A.	Switzerland
Viasat APAC Holdings Limited	England and Wales
Viasat Australia Pty Limited	Australia
Viasat Brasil Participações Ltda.	Brazil
Viasat Brasil Serviços de Comunicações Ltda.	Brazil
Viasat Broadband Holdings B.V.	Netherlands
Viasat Cambodia Holdings Pte. Ltd.	Singapore
Viasat Canada Corp.	Canada
Viasat Carrier Services, Inc.	United States (DE)
Viasat China Services, Inc.	United States (DE)
Viasat Colombia S.A.S	Colombia
Viasat Communications DRC S.A.U.	Democratic Republic of the Congo
Viasat Communications Germany GmbH	Germany
Viasat Communications India Private Limited	India
Viasat Communications Italy S.r.l.	Italy
Viasat Communications Ltd.	Ghana
Viasat Communications Middle East L.L.C.	United Arab Emirates
Viasat Communications Panama, S.A	Republic of Panama
Viasat Communications Uganda Limited	Uganda
Viasat Communications UK Limited	England and Wales
Viasat Europe Limited	Ireland
Viasat Europe Sàrl	Switzerland
Viasat Germany GmbH	Germany
Viasat Global Holdings, LLC	United States (DE)
Viasat Guatemala SA	Guatemala
Viasat Honduras, S. de R.L.	Honduras
Viasat Ibérica, S.L..	Spain
Viasat India Private Limited.	India
Viasat Israel Ltd.	Israel
Viasat Italy S.r.l.	Italy
Viasat Japan 合同会社 (Viasat Japan G.K.).	Japan
Viasat Kenya Holdings Limited.	England and Wales
Viasat Kenya Limited.	Kenya
Viasat Kenya Operations Limited	Kenya
Viasat Malaysia Sdn. Bhd.	Malaysia
Viasat Mali-Sarl	Mali
Viasat Mozambique, LDA	Mozambique

Viasat Netherlands B.V.	Netherlands
Viasat Nigeria Limited	Nigeria
Viasat Peru S.R.L.	Peru
Viasat Polska LLC sp. z o.o..	Poland
Viasat RDC Sarl	Democratic Republic of the Congo
Viasat Rwanda Limited	Rwanda
Viasat Satellite Holdings Limited	England and Wales
Viasat Satellite Ventures Holdings Luxembourg S.à.r.l.	Luxembourg
Viasat Senegal SUARL	Senegal
Viasat Services Holding Co.	United States (DE)
Viasat South Africa (Pty) Ltd	South Africa
Viasat South Africa Holdings Limited	England and Wales
Viasat Tchad Sarl	Chad
Viasat Technologies Limited	England and Wales
Viasat Tecnologia, S.A. de C.V	Mexico
Viasat UK Limited	England and Wales
Viasat VS3 Holdings Limited	England and Wales
Viasat West Africa Holdings Limited	England and Wales
Viasat Worldwide Limited	United States (DE)
Viasat Zambia Limited	Zambia
VParent, Inc.	United States (DE)
VS3 MOROCCO (SARL)	Morocco
VService, Inc.	United States (DE)